Letter Re:  Unaudited Interim Financial Information
___________________________________________________

Aetna Inc.
Hartford, Connecticut

Ladies and Gentlemen:

Re:  Registration Statements No. 333-07167, 333-07169, 33-52819,
33-52819-01, 333-08427, 333-08429, 333-08431 and 333-05791


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated
November 3, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.




                             By   /s/  KPMG PEAT MARWICK LLP
                                 _____________________________
                                         (Signature)
                                       KPMG Peat Marwick LLP

Hartford, Connecticut
November 3, 1997